--------------------------------------------------------------------------------
          As filed with the Securities and Exchange Commission on April 19, 1999
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933


                          BAY VIEW CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                               94-3078031
(State or other jurisdiction                                  (I.R.S. Employer
 of incorporation or organization)                          Identification No.)

1840 GATEWAY DRIVE, SAN MATEO, CALIFORNIA                         94404
(Address of principal executive offices)                        (Zip Code)

                          BAY VIEW CAPITAL CORPORATION
                        1998-2000 PERFORMANCE STOCK PLAN
                            (Full title of the plan)

                              ROBERT J. FLAX, ESQ.
                            Executive Vice President
                          Bay View Capital Corporation
                             1840 Gateway Boulevard
                           San Mateo, California 94404
                     (Name and address of agent for service)
                                 (650) 312-7200
              (Telephone number, including area code, of agent for service)

                         Copy of all communications to:

                           CHRISTOPHER R. KELLY, P.C.
                              DANIEL C. HOLDGREIWE
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                            1100 New York Ave., N.W.
                             Washington, D.C. 20005
                                 (202) 414-6100


                         CALCULATION OF REGISTRATION FEE
=============================================================================================
                                                    PROPOSED        PROPOSED
       TITLE OF SECURITIES         AMOUNT TO BE      MAXIMUM         MAXIMUM      AMOUNT OF
        TO BE REGISTERED            REGISTERED   OFFERING PRICE     AGGREGATE    REGISTRATION
                                                    PER SHARE    OFFERING PRICE       FEE
-----------------------------      ------------  --------------- --------------  ------------
Common Stock, par value $.01      400,000 shares   $18.375 (1)    $7,350,000 (1) $2,044(1)
per share

=============================================================================================


(1)Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, at $18.375 per share, which was the average of the high and low prices of the common stock of Bay View Capital Corporation on April 15, 1999 as reported on the NYSE.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 (the "Prospectus") will be sent or given to participants in the Bay View Capital Corporation 1998-2000 Performance Stock Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

      Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents previously or concurrently filed by Bay View Capital Corporation (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement and the Prospectus:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-17901) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)   The Company's Current Report on Form 8-K filed March 19, 1999; and

(c) The description of the common stock, par value $.01 per share, of the Company (and the associated rights under the Bay View Stockholder
      Protection Rights Agreement) set forth under "Description of Capital Stock-Common Stock," "-Section 203 of the Delaware Law" and "-Certain Provisions of the Amended and Restated Certificate of Incorporation and Bylaws" contained in the Company's prospectus dated October 19, 1998, filed pursuant to Rule 424(b) of the Securities Act together with a prospectus supplement on December 16,1998, and incorporated in the Company's registration statement on Form 8-A dated March 3, 1999.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

      The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404, telephone number (650) 312-7200.

      All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   DESCRIPTION OF SECURITIES.

      Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 9 of the Company's Certificate of Incorporation provides for indemnification of any director or officer of the Company against any and all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extend authorized by Delaware law, subject to certain limitations set forth in the Certificate of Incorporation. Section 9 also authorizes the Company to purchase insurance on behalf of directors and officers against liabilities incurred in their capacities as such.

      Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the name of such other corporation or enterprise.

      Indemnification is permitted where such person acted in good faith, and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

      Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of directors not at the time parties to such proceeding, even if less than a quorum; or (ii) by a committee of such directors designated by majority vote of such directors, even if less than a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.

      Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses.

      Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

Item 8.   EXHIBITS.

4.1 Restated Certificate of Incorporation of the Company, together with Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to the Company's Registration Statement on Form S-3 (No. 333-29757)).

4.2 By-Laws of the Company (incorporated by reference to the Company's Current Report on Form 8-K filed on January 10, 1994 (File No. 0-17901)).

4.3 Stockholder Protection Rights Agreement (the "Rights Agreement") dated as of July 31, 1990 between the Company and Chase Mellon Shareholder Services, L.L.P., as successor rights agent (incorporated by reference to the Company's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

4.4 First Amendment to the Rights Agreement dated February 26, 1993 (incorporated by reference to the Company's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

4.5 Second Amendment to the Rights Agreement dated October 10, 1997 (incorporated by reference to the Company's Registration Statement on Form 8-A12G/A filed on October 15, 1997 (Amendment No. 3 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

4.6 Third Amendment to the Rights Agreement (incorporated by reference to the Company's Registration Statement on Form 8 filed on September 29, 1998 (Amendment No. 4 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

4.7 Specimen Form of common stock certificate of the Company (incorporated by reference to the Company's Registration Statement on Form S-8 filed on July 26, 1991 (File No. 33- 41924)).

4.8 Form of Rights Certificate and Election to Exercise pursuant to Rights Agreement (incorporated by reference to the Company's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

5     Opinion of Silver, Freedman & Taff, L.L.P.

23.1  Consent of Deloitte & Touche LLP

23.2  Consent of KPMG LLP

23.3  Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5).

24 Power of Attorney of certain officers and directors (included as part of the signature pages hereof).

Item 9.   UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of San Mateo, State of California, on April 14, 1999.

                              BAY VIEW CAPITAL CORPORATION




                              By:   /s/ Robert J. Flax
                                    -----------------------------------------
                                    Robert J. Flax, Executive Vice President,
                                    General Counsel and Secretary

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Flax and David A. Heaberlin, or either of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person's name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and any and all other documents filed in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ Edward H. Sondker                           /s/ David A. Heaberlin
-------------------------------                 --------------------------------
Edward H. Sondker, Director,                    David A. Heaberlin,  Executive
President and Chief Executive                   Vice President and Chief
Officer                                         Financial Officer
(Principal Executive Officer)                   (Principal Financial and
                                                 Principal Accounting Officer)

Date: April 14, 1999                            Date: April 14, 1999

/s/ John R. McKean                              /s/ Paula R. Collins
-------------------------------                 --------------------------------
John R. McKean, Director                        Paula R. Collins, Director


Date: April 14, 1999                            Date: April 14, 1999



/s/ Roger K. Easley                             /s/ Thomas M. Foster
-------------------------------                 --------------------------------
Roger K. Easley, Director                       Thomas M. Foster, Director


Date: April 14, 1999                            Date: April 14, 1999



/s/ Stephen T. McLin
-------------------------------                 --------------------------------
Stephen T. McLin, Director                      Angelo J. Siracusa, Director


Date: April 14, 1999                            Date:



/s/ W. Blake Winchell                           /s/ George H. Krauss
-------------------------------                 --------------------------------
W. Blake Winchell, Director                     George H. Krauss, Director


Date: April 14, 1999                            Date: April 14, 1999



/s/ Robert M. Greber
-------------------------------
Robert M. Greber, Director


Date: April 14, 1999

================================================================================





                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549







                                   EXHIBITS


                                      TO


                                   FORM S-8


                            REGISTRATION STATEMENT


                                     UNDER


                          THE SECURITIES ACT OF 1933








                         BAY VIEW CAPITAL CORPORATION


================================================================================

                                 EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of the Company, together with Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to the Company's Registration Statement on Form S-3 (No. 333-29757)).

4.2 By-Laws of the Company (incorporated by reference to the Company's Current Report on Form 8-K filed on January 10, 1994 (File No. 0-17901)).

4.3 Stockholder Protection Rights Agreement (the "Rights Agreement") dated as of July 31, 1990 between the Company and Chase Mellon Shareholder Services, L.L.P., as successor rights agent (incorporated by reference to the Company's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

4.4 First Amendment to the Rights Agreement dated February 26, 1993 (incorporated by reference to the Company's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

4.5 Second Amendment to the Rights Agreement dated October 10, 1997 (incorporated by reference to the Company's Registration Statement on Form 8-A12G/A filed on October 15, 1997 (Amendment No. 3 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

4.6 Third Amendment to the Rights Agreement (incorporated by reference to the Company's Registration Statement on Form 8 filed on September 29, 1998 (Amendment No. 4 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

4.7 Specimen Form of common stock certificate of the Company (incorporated by reference to the Company's Registration Statement on Form S-8 filed on July 26, 1991 (File No. 33- 41924)).

4.8 Form of Rights Certificate and Election to Exercise pursuant to Rights Agreement (incorporated by reference to the Company's Registration Statement on Form 8 filed on March 9, 1993 (Amendment No. 2 to the Company's Registration Statement on Form 8-A filed on August 6, 1990 (File No. 0-17901))).

5     Opinion of Silver, Freedman & Taff, L.L.P.

23.1  Consent of Deloitte & Touche LLP

23.2  Consent of KPMG LLP

23.3  Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5).

24 Power of Attorney of certain officers and directors (included as part of the signature pages hereof).